Exhibit 3(e)(i)
Number 298520
Certificate of Incorporation
on change of name
I hereby certify that
STRATUS COMPUTER SYSTEMS IRELAND LIMITED
having, by a Special Resolution of the Company and with the approval of the Minister for Enterprise, Trade and Employment, changed its name, is now incorporated as a limited company under the name
STRATUS TECHNOLOGIES IRELAND LIMITED
and I nave entered such name on the Register accordingly.
Given under my hand at Dublin, this
Wednesday, the 13th day of June, 2001
/s/ [ILLEGIBLE]
for Registrar of Companies

Number
298520
Certificate of Incorporation
on change of name
I hereby certify that
LANZLY LIMITED
having, by a Special Resolution of the Company, and with the approval of the Minister for Enterprise, Trade and Employment, changed its name, is now incorporated as a limited company under the name
STRATUS COMPUTER SYSTEMS IRELAND LIMITED
and I have entered such name on the Register accordingly.
Given under my hand at Dublin, this
Tuesday, the 23rd day of February, 1999
/s/ [ILLEGIBLE]
for Registrar Of Companies

Number
298520
Certificate of Incorporation
I hereby certify that
LANZLY LIMITED
is this day incorporated under
the Companies Acts 1963 to 1990
and that the company is limited.
Given under my hand at Dublin, this
Tuesday, the 15th day of December, 1998
/s/ [ILLEGIBLE]
for Registrar of Companies